T. Rowe Price Exchange-Traded Funds, Inc. 485BPOS

Exhibit 99.(e)

AMENDMENT TO

UNDERWRITING AGREEMENT

Between

T. ROWE PRICE EXCHANGE-TRADED FUNDS, INC.

(the “Corporation”)

And

T. ROWE PRICE INVESTMENT SERVICES, INC.

(the “Distributor”)

This is an amendment, made as of May 5, 2026, to the Underwriting Agreement dated July 31, 2019, as amended July 24, 2023, February 5, 2024, May 8, 2024, October 24, 2024, July 29, 2025, and February 5, 2026 by and between the Corporation and Distributor (the “Agreement”).

WITNESSETH:

WHEREAS, the Distributor is engaged principally in the business of distributing shares of the investment companies sponsored and managed by T. Rowe Price Associates, Inc. (“Price Associates”) and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (“SEA-34”) and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

WHEREAS, at its meeting on May 5, 2026, the board of directors of the Corporation authorized the creation and addition of the T. Rowe Price Biotech ETF, T. Rowe Price Capital Appreciation Fixed Income ETF, T. Rowe Price Dynamic Emerging Markets Bond ETF, T. Rowe Price Mid-Cap Equity Research ETF, T. Rowe Price Securitized Income ETF, and T. Rowe Price Small-Cap ETF, (collectively, “Funds”), each a separate series of the Corporation;

WHEREAS, the Corporation’s Board of Directors, including a majority of the directors who are not interested persons of the Corporation as, approved on May 5, 2026, a Distribution and Servicing Plan for the Funds pursuant to Rule 12b-1 of the 1940 Act (“12b-1 Plan”) authorizing payments by the Funds to the Distributor or others with respect to the distribution and/or provision of shareholder and administrative services; and

WHEREAS, the Distributor and Corporation desire to continue the Agreement on the same terms and conditions other than as described below; and

WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the respective meaning ascribed in the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Schedules A and B of the Agreement are amended to read as follows:

Schedule A

Series Funds of the T. Rowe Price Exchange-Traded Funds, Inc.

1.	T. Rowe Price Active Core International Equity ETF
2.	T. Rowe Price Active Core U.S. Equity ETF
3.	T. Rowe Price Biotech ETF
4.	T. Rowe Price Blue Chip Growth ETF
5.	T. Rowe Price Capital Appreciation Equity ETF
6.	T. Rowe Price Capital Appreciation Fixed Income ETF
7.	T. Rowe Price Capital Appreciation Market Opportunities ETF
8.	T. Rowe Price Capital Appreciation Premium Income ETF
9.	T. Rowe Price Dividend Growth ETF
10.	T. Rowe Price Dynamic Emerging Markets Bond ETF
11.	T. Rowe Price Emerging Markets Equity Research ETF
12.	T. Rowe Price Equity Income ETF
13.	T. Rowe Price Financials ETF
14.	T. Rowe Price Floating Rate ETF
15.	T. Rowe Price Global Equity ETF
16.	T. Rowe Price Growth ETF
17.	T. Rowe Price Growth Stock ETF
18.	T. Rowe Price Health Care ETF
19.	T. Rowe Price Hedged Equity ETF
20.	T. Rowe Price High Income Municipal ETF
21.	T. Rowe Price Innovation Leaders ETF
22.	T. Rowe Price Intermediate Municipal Income ETF
23.	T. Rowe Price International Equity ETF
24.	T. Rowe Price International Equity Research ETF
25.	T. Rowe Price Long Municipal Income ETF
26.	T. Rowe Price Mid-Cap Equity Research ETF
27.	T. Rowe Price Multi-Sector Income ETF
28.	T. Rowe Price Natural Resources ETF
29.	T. Rowe Price QM U.S. Bond ETF
30.	T. Rowe Price Securitized Income ETF
31.	T. Rowe Price Short Municipal Income ETF
32.	T. Rowe Price Small-Cap ETF
33.	T. Rowe Price Small-Mid Cap ETF
34.	T. Rowe Price Technology ETF
35.	T. Rowe Price Total Return ETF
36.	T. Rowe Price U.S. Equity Research ETF
37.	T. Rowe Price U.S. High Yield ETF
38.	T. Rowe Price Ultra Short-Term Bond ETF
39.	T. Rowe Price Value ETF

Schedule B

The 12b-1 Plan applies to the following Funds only:

1.	T. Rowe Price Active Core International Equity ETF
2.	T. Rowe Price Active Core U.S. Equity ETF
3.	T. Rowe Price Biotech ETF
4.	T. Rowe Price Capital Appreciation Fixed Income ETF
5.	T. Rowe Price Capital Appreciation Market Opportunities ETF
6.	T. Rowe Price Dynamic Emerging Markets Bond ETF
7.	T. Rowe Price Emerging Markets Equity Research ETF
8.	T. Rowe Price High Income Municipal ETF
9.	T. Rowe Price Innovation Leaders ETF
10.	T. Rowe Price Long Municipal Income ETF
11.	T. Rowe Price Mid-Cap Equity Research ETF
12.	T. Rowe Price Multi-Sector Income ETF
13.	T. Rowe Price Securitized Income ETF
14.	T. Rowe Price Short Municipal Income ETF
15.	T. Rowe Price Small-Cap ETF

[signature page follows]

IN WITNESS THEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first written above.

Attest:	Each of the Corporation listed in Schedule A

/s/Cheryl L. Emory ____________________________________ Cheryl L. Emory, Assistant Secretary	/s/Fran Pollack-Matz ____________________________________ Fran Pollack-Matz, Vice President

Attest:	T. ROWE PRICE INVESTMENT SERVICES, INC.

/s/Kathryn L. Reilly ____________________________________ Kathryn L. Reilly, Assistant Secretary	/s/William Presley ____________________________________ William Presley, Vice President